FPL Group signs solar power supply agreement with SunPower Corp.
•	SunPower will also establish a Florida R&D center if the state continues a robust solar program

JUNO BEACH, Fla. – FPL Group (NYSE: FPL) and Silicon Valley’s SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced a supply agreement for SunPower’s high-efficiency solar panels and its SunPower® Tracker technology beginning in 2010 through 2012. In addition, SunPower has separately committed to locating a research and development center in Florida if the state continues its robust solar program.

Under the terms of the agreement, SunPower will supply its high-efficiency solar photovoltaic panels and proprietary tracking systems to FPL Group subsidiaries Florida Power & Light Company (FPL) and NextEra Energy Resources.

“Our agreement with SunPower for competitively priced panels and systems represents a key milestone in the execution of our solar strategy. For NextEra Energy Resources, this agreement will further advance our solar development efforts in key markets such as Colorado, California, Arizona, and New Jersey. In addition, assuming continued support by Florida’s legislative and regulatory leadership for the deployment of solar power in Florida, this agreement benefits the state through the creation of more clean energy jobs and will help to ensure that our utility customers in Florida will get the best pricing and technology available for solar projects.  SunPower’s success on the construction of the DeSoto Next Generation Solar Energy Center makes us confident in furthering this important relationship,” FPL Group President and COO Jim Robo said.

SunPower will also locate a research and development center employing up to 50 employees in Florida if the state government continues to support the deployment of additional solar energy. SunPower will work with FPL and the state to identify a suitable location for such a facility. Continued strong demand in Florida also could lead to manufacturing and distribution centers for solar panels and tracking systems being located in the state as well.

“FPL Group is the leader in providing renewable energy, having invested nearly $10 billion in growing that business. It’s already the world leader in deploying utility-scale solar and we believe that it will continue to be a driving force in the industry. We’re delighted to expand and strengthen our already successful partnership,” said SunPower CEO Thomas H. Werner.

Florida Projects

SunPower is currently working with FPL to build its DeSoto and Space Coast Next Generation Solar Energy Centers, which is bringing commercial-scale solar photovoltaic power to Florida for the very first time.

At 25 megawatts, the DeSoto plant, currently under construction, will be the largest photovoltaic solar facility in the nation when it is completed at the end of this year. The DeSoto Next Generation Solar Energy Center will use 90,000 photovoltaic panels on 180 acres of land and provide enough electricity to power more than 3,500 homes, which is more than 20 percent of the population in DeSoto County.

Common on rooftops, solar photovoltaic is the technology most people envision when they think of solar energy. Photovoltaic panels convert sunlight directly into electricity, which can be fed onto the electrical grid without the need of a turbine generator. Technological advances are now making photovoltaic panels practical on a large scale.

The DeSoto Next Generation Solar Energy Center will use SunPower’s solar panels, the highest-efficiency solar that is commercially available today, with its proven Tracker technology. The Tracker automatically follows the sun’s movement throughout the day, increasing sunlight capture by up to 25 percent over similar fixed systems.  The facility is providing significant economic benefits to DeSoto County, creating more than 200 jobs during peak construction and providing more than $2 million in annual tax revenues by the end of 2010 to help boost the local economy.

The Space Coast Next Generation Solar Energy Center will also use SunPower’s high-efficiency solar panels and will commercially deploy its latest solar panel technology.  This innovative technology will provide more electricity at a lower cost and will further solidify SunPower’s position as the world leader in producing the most efficient solar panels.

DeSoto and Space Coast are two of three solar projects representing 110 megawatts of solar power that FPL is building in Florida as a result of the commitment of Gov. Charlie Crist, the Florida Legislature and Florida Public Service Commission to promote renewable energy in the state.

Together, the three sites will prevent the release of nearly 3.5 million tons of greenhouses gases over the life of the projects, which is the equivalent of removing 25,000 cars from the road per year, according to the U.S. Environmental Protection Agency.

The three projects will make Florida No. 2 in the nation – after California – in generating electricity from the sun.

“With the continued leadership and commitment of Gov. Crist, the Legislature and the PSC, we can expand our deployment of clean solar energy solutions that create jobs now and that begin to address the urgent problem of climate change that, without action, threatens the future of our state,” Robo said.

About SunPower
SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

FPL Group: Energy Solutions for the Next Era
FPL Group (NYSE: FPL) is a leading clean energy company with 2008 revenues of more than $16 billion, approximately 39,000 megawatts of generating capacity, and more than 15,000 employees in 27 states and Canada. Headquartered in Juno Beach, Fla., FPL Group’s principal subsidiaries are NextEra Energy Resources, LLC, the largest generator in North America of renewable energy from the wind and sun, and Florida Power & Light Company, which serves 4.5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country. Through its subsidiaries, FPL Group collectively operates the third largest U.S. nuclear power generation fleet. For more information about FPL Group companies, visit these Web sites: www.FPLGroup.com, www.NextEraEnergyResources.com, www.FPL.com.

SunPower:  Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The companies use words and phrases such as ”will” to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) the future sale of SunPower solar panels and tracking systems under the agreement; (b) SunPower establishing a research and development center in Florida employing up to 50 employees; (c) the DeSoto plant becoming the largest photovoltaic solar facility in the nation when it is completed; and (e) the future environmental benefits of the DeSoto and Space Coast Next Generation solar facilities. Such forward-looking statements are based on information available to the companies as of the date of this release and involve a number of risks and uncertainties, some beyond their control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) solar panel manufacturing risks and the risks of the continuation of product materials from suppliers; (ii) exercise of early termination rights under the supply agreement; (iii) any lack of continued support by Florida’s legislative and regulatory leadership for the deployment of solar power in Florida; and (ix) other risks described in SunPower’s Annual Report on Form 10-K for the year ended December 28, 2008, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the companies' views as of any subsequent date, and the companies are under no obligation to, and expressly disclaim any responsibility to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

FPL Group and FPL:  Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically express or involve discussion as to expectations, beliefs, plans, objectives, assumptions or future events or performance, climate change strategy or growth strategies and often, but not always, can be identified by the use of words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” and similar terms.  Forward-looking statements are not statements of historical facts and involve estimates, assumptions and uncertainties.

Although FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) believe that their expectations are reasonable, because forward-looking statements are subject to risks and uncertainties, the companies can give no assurance that the forward-looking statements contained in this press release will prove to be correct, including FPL Group’s and FPL’s expectations and assumptions with respect to the supply agreement with SunPower Corp.(SunPower) or FPL Group’s and FPL’s solar energy generation facilities and other development activities (including the DeSoto Next Generation Solar Energy Center and the Space Coast Next Generation Solar Energy Center).  Important factors could cause FPL Group’s and FPL’s actual results to differ materially from those projected in the forward-looking statements in this press release.  Factors that could have a significant impact on FPL Group’s operations and financial results, and could cause FPL Group’s and FPL’s actual results or outcomes, both generally and specifically with respect to the supply agreement with SunPower or FPL Group’s or FPL’s solar energy generation facilities and other development activities (including the DeSoto Next Generation Solar Energy Center and the Space Coast Next Generation Solar Energy Center), to differ materially from those discussed in the forward-looking statements include, among others:

•	SunPower’s inability to provide solar panels under the terms of the supply agreement
•	Early termination of the supply agreement with SunPower
•	Failure of the SunPower solar panels to perform to their specifications
•	Changes in laws, regulations, governmental policies and regulatory actions regarding the energy industry and environmental matters, in particular with respect to the deployment of solar power
•
Inability to complete construction of or capital improvements to the Desoto Next Generation Solar Energy Center, the Space Coast Next Generation Solar Energy Center or other FPL Group or FPL power generation facilities

•
Inability to obtain the supplies necessary for the construction, operation, and maintenance of the Desoto Next Generation Solar Energy Center, the Space Coast Next Generation Solar Energy Center or other FPL Group or FPL power generation facilities

•	Inability to obtain the required regulatory approvals and permits for the construction and operation of other FPL Group or FPL power generation facilities
•	Inability of FPL Group or FPL to access capital markets or maintain its credit rating
•
Inability to hire and retain skilled labor for the construction and operation of the Desoto Next Generation Solar Energy Center or the Space Coast Next Generation Solar Energy Center, or other changes or disruptions related to FPL Group’s or FPL’s workforce

•	General economic conditions
•	Hazards customary to the operation and maintenance of power generation facilities, including unanticipated outages
•	Unusual or adverse weather conditions, including natural disasters
•	Transmissions constraints or other factors limiting FPL Group’s or FPL’s ability to deliver energy
•	Volatility in the price of energy
•	Failure of FPL Group or FPL customers to perform under contracts
•	Increased competition in the power industry
•	Changes in the wholesale power markets
•	Costs and other effects of legal and administrative proceedings
•	Terrorism or other catastrophic events

These foregoing factors should be considered in connection with information regarding risks and uncertainties that may affect FPL Group’s or FPL’s future results included in FPL Group’s and FPL’s filings with the Securities and Exchange Commission, which may be found at www.sec.gov or at www. fplgroup.com.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update or review any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made, unless otherwise required by law.  New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of facts, may cause actual results to differ materially from those contained in any forward-looking statement.